Exhibit 99.1

PENN Entertainment and ESPN Enter into Long-Term Exclusive Strategic Alliance for U.S. Online Sports Betting

WYOMISSING, PA (August 8, 2023) - PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) today announced that it has entered into a transformative, exclusive U.S. online sports betting (“OSB”) agreement with ESPN, Inc. and ESPN Enterprises, Inc (together, “ESPN”). PENN will discuss the ESPN transaction as well as its second quarter 2023 results on its previously scheduled conference call and webcast tomorrow morning at 9:00 a.m. ET. For further information, the Company has posted a presentation to its website regarding the transaction, which can be found here.

ESPN Transaction Highlights:

•	Exclusive Right to the #1 U.S. Sports Brand: PENN has secured the exclusive right to the ESPN Bet trademark for OSB in the U.S. for an initial 10-year term which may be extended for an additional 10 years upon mutual agreement

•	Launch of ESPN Bet: The online Barstool Sportsbook will be rebranded ESPN Bet in the Fall of 2023; theScore Bet will continue to operate in Canada

•	Deep Integration: ESPN Bet, operated by PENN Interactive, will benefit from exclusive promotional services across ESPN platforms including programming, content, and access to ESPN talent

•	ESPN Becomes a Highly Aligned, Long-Term Strategic Partner: Agreement enables efficient customer acquisition and retention spend across premier sports content

o	Mutually beneficial relationship through ongoing collaboration and warrants

▪	PENN has agreed to make $1.5 billion in cash payments to ESPN paid over the initial ten-year term and grant ESPN approximately $500[1] million of warrants to purchase approximately 31.8 million PENN common shares that will vest ratably over 10 years, in exchange for media, marketing services, brand and other rights provided by ESPN

▪	Upon ESPN Bet meeting certain U.S. OSB market share performance thresholds, ESPN could receive bonus warrants to purchase up to an additional approximately 6.4 million PENN common shares

1 Calculation is based on inputs agreed upon and contained within the investment agreement which may be different from the Company’s valuation in accordance with ASC 718 “Compensation—Stock Compensation.”

o	ESPN will have the option, at its discretion, to designate one non-voting Board observer or, upon completion of year 3 of the agreement, designate a Board member subject to satisfying gaming regulatory approval(s) and a minimum ownership threshold

•	Significant Value Creation Potential: Provides an estimated $500 million to $1.0 billion+ of annual long-term Adjusted EBITDA potential in our Interactive segment

•	Rebranded iCasino Product: Powered by our new promotional engine, our new app will include a separate Hollywood-branded iCasino product in those states where permitted

Barstool Divestiture

•	PENN Divests Barstool Sports to Founder David Portnoy: PENN sold 100% of the Barstool Sports, Inc. (“Barstool”) common stock to David Portnoy in exchange for certain non-compete and other restrictive covenants. PENN also has the right to receive 50% of the gross proceeds received by David Portnoy in any subsequent sale or other monetization event of Barstool

Jay Snowden, Chief Executive Officer and President of PENN, commented, “This transformative, exclusive agreement with ESPN marks another major milestone in PENN’s evolution from a pure-play U.S. regional gaming operator to a North American entertainment leader. ESPN Bet will be deeply integrated with ESPN’s broad editorial, content, digital and linear product, and sports programming ecosystem. ESPN Bet will also benefit from PENN’s operational experience, extensive market access and proprietary technology platform, which successfully debuted in the U.S. this July.”

Jimmy Pitaro, Chairman of ESPN, said, “After meeting with Jay and the PENN team, it was clear that they were the right long-term strategic partner to build ESPN Bet into a leading U.S. sports betting platform. We are confident that the combination of our unparalleled audience along with PENN’s operational expertise and state-of-the-art technology provides us with a tremendous opportunity to serve the ever-growing number of consumers interested in betting.”

Mr. Snowden continued, “In connection with the transaction, we are selling Barstool back to founder David Portnoy. Barstool has been a great partner and we are thankful to Dave Portnoy, Erika Ayers, Dan Katz and their team for helping to rapidly scale our digital footprint across 16 jurisdictions in the U.S. and introducing their audience to our retail and digital products. The divestiture allows Barstool to return to its roots of providing unique and authentic content to its loyal audience without the restrictions associated with a publicly traded, licensed gaming company.”

“Our agreement with ESPN will provide us access to the largest ecosystem in sports, with 105 million+ monthly unique digital visitors, an audience of more than 370 million across social platforms, 25 million ESPN+ subscribers, and the nation’s #1 fantasy database. PENN’s ability to leverage the leading sports media brands in both the U.S. and Canada with ESPN and theScore, combined with our newly launched sports betting app, will allow us to significantly expand our digital footprint and catapult ESPN Bet into a strong podium position in this space. We believe we can achieve substantial adjusted EBITDA in our Interactive Segment over the coming years – and this will translate to very strong free cash flow generation for the Company and value creation for our shareholders,” concluded Mr. Snowden.

Non-GAAP Financial Measures

The Non-GAAP Financial Measures used in this press release include Adjusted EBITDA. This non-GAAP financial measure should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

We define Adjusted EBITDA as earnings before interest expense, net; interest income; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment charges; impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening expenses; non-cash gains/losses associated with REIT transactions; non-cash gains/losses associated with partial and step acquisitions as measured in accordance with ASC 805 “Business Combinations”; and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for Barstool (prior to our acquisition of Barstool on February 17, 2023) and our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases with our REIT landlords. Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.

Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies.

The Company does not provide a reconciliation of projected Adjusted EBITDA because it is unable to predict with reasonable accuracy the value of certain adjustments that may significantly impact the Company’s results, including realized and unrealized gains and losses on equity securities, re-measurement of cash-settled stock-based awards, contingent purchase payments associated with prior acquisitions, and income tax (benefit) expense, which are dependent on future events that are out of the Company’s control or that may not be reasonably predicted.

Management Presentation, Conference Call, Webcast and Replay Details

PENN is hosting a conference call and simultaneous webcast at 9:00 am ET tomorrow, both of which are open to the general public. During the call, management will review a presentation regarding the transaction with ESPN that can be accessed at https://investors.pennentertainment.com/events-and-presentations/presentations.

The conference call number is 212-231-2913; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pennentertainment.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at www.pennentertainment.com.

This press release is available on the Company’s web site, www.pennentertainment.com, in the “Investors” section (select link for “Press Releases”).

About PENN Entertainment

PENN Entertainment, Inc., together with its subsidiaries (“PENN,” the “Company,” “we,” “our,” or “us”), is North America’s leading provider of integrated entertainment, sports content, and casino gaming experiences. As of June 30, 2023, PENN operated 43 properties in 20 states, online sports betting in 17 jurisdictions and iCasino in five jurisdictions, under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, Barstool Sportsbook® and theScore Bet Sportsbook and Casino®. In August 2023, PENN entered into a transformative, exclusive long-term strategic alliance with ESPN, Inc. and ESPN Enterprises, Inc. (together, “ESPN”) relating to online sports betting within the United States. In the fall of 2023, the existing Barstool Sportsbook will be rebranded across all online platforms in the United States as ESPN Bet, and our online product will include a Hollywood-branded integrated iCasino where permitted. PENN’s ability to leverage the leading sports media brands in the United States (ESPN) and Canada (theScore) will position us to significantly expand our digital footprint and efficiently grow our customer ecosystem. This highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by our investment in market-leading retail casinos, sports media assets and technology, including a proprietary state-of-the-art, fully integrated digital sports and iCasino betting platform and an in-house iCasino content studio. PENN’s portfolio is further bolstered by our industry-leading PENN Play™customer loyalty program, which offers our approximately 27 million members a unique set of rewards and experiences across business channels.

About ESPN

ESPN, Inc. is the leading multinational, multimedia sports entertainment company featuring the broadest portfolio of multimedia sports assets with over 50 business entities. Reaching fans across television, digital media, audio, print and more, it has unparalleled scope, scale, consumption and brand strength. Based in Bristol, CT., the company is 80 percent owned by ABC, Inc., an indirect subsidiary of The Walt Disney Company. The Hearst Corporation holds a 20 percent interest in ESPN.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: future Adjusted EBITDA; the inclusion of a Hollywood-branded integrated iCasino product in the ESPN Bet Sportsbook; the integration of the ESPN Bet Sportsbook into the ESPN ecosystem; the benefits of the Sportsbook Agreement between the Company and ESPN; the benefit to ESPN Bet of the Company’s experience, market access and technology platform; the expansion of the Company’s digital footprint and growth of its customer ecosystem; the Company’s expectations of future results of operations and financial condition, the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s expectations regarding results, and the impact of competition, in retail/mobile/online sportsbooks, iCasino, social gaming, and retail operations; the Company’s development and launch of its Interactive segment’s products in new jurisdictions and enhancements to existing Interactive segment products, including the content for the ESPN Bet and theScore Bet Sportsbook and Casino apps and the expected timing of the rebrand of the Barstool Sportsbook as ESPN Bet on our proprietary player account management system and risk and trading platforms; the Company’s expectations regarding its Sportsbook Agreement with ESPN and the future success of its products; and the Company’s expectations with respect to the integration and synergies related to the Company’s integration of theScore and the continued growth and monetization of the Company’s media business.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic and market conditions in the markets in which the Company operates; competition with other entertainment, sports content, and casino gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; the Company may not be able to achieve the anticipated financial returns from the Sportsbook Agreement with ESPN, including due to fees, costs, taxes or circumstances beyond the Company’s or ESPN’s control; the rebranding of the Barstool Sportsbook as ESPN Bet or the inclusion of Hollywood-branded iCasino products may be delayed, or in certain jurisdictions may not occur at all, for reasons beyond our control, including due to any delays in the receipt of, or failure to receive, any required regulatory approvals; the ability to successfully integrate ESPN Bet, theScore and PENN’s iCasino products and the costs and fees associated with such integrations; potential adverse reactions or changes to business or regulatory relationships resulting from the announcement or performance of the Sportsbook Agreement with ESPN or the divestiture of Barstool Sports; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the Company and ESPN to terminate the Sportsbook Agreement between the companies; liabilities, costs and fees in connection with the divestiture of Barstool Sports and the transition from the Barstool Sportsbook and other uses of intellectual property of Barstool Sports, including in the Company’s retail locations; the ability of the Company and ESPN to agree to extend the initial 10-year term of the Sportsbook Agreement on mutually satisfactory terms, if at all, and the costs and obligations of such terms if agreed; the acceleration of the vesting of the warrants issued to ESPN in certain circumstances; the outcome of any legal proceedings that may be instituted against the Company, ESPN or their respective directors, officers or employees; the ability of the Company to retain and hire key personnel; the impact of new or changes in current laws, regulations, rules or other industry standards; and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

CONTACT:

Mike Nieves

SVP, Finance & Treasurer

PENN Entertainment

610-373-2400

Joseph N. Jaffoni, Richard Land

JCIR

212-835-8500 or penn@jcir.com